Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-274668) of our report dated March 14, 2024, with respect to the consolidated financial statements of PSQ Holdings, Inc., which appears in this annual report on Form 10-K.

/s/ UHY LLP

Melville, NY

March 14, 2024

An Independent Member of Urbach Hacker Young International